EXHIBIT 4.5

                                   (SPECIMEN)

    NEITHER THIS WARRANT NOR ANY EXERCISE SHARE (AS DEFINED BELOW) MAY BE OFFERED FOR SALE OR SOLD, OR OTHERWISE TRANSFERRED OR SOLD IN ANY TRANSACTION WHICH WOULD CONSTITUTE A SALE THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), UNLESS (I) SUCH SECURITY HAS BEEN REGISTERED FOR SALE UNDER THE 1933 ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS RELATING TO THE OFFER AND SALE OF SECURITIES, OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF ALL SUCH STATE SECURITIES LAWS ARE AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AS TO ITS ISSUER, FORM AND CONTENTS, THAT THE PROPOSED SALE OR OTHER DISPOSITION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE 1933 ACT AND WOULD NOT RESULT IN ANY VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS RELATING TO THE REGISTRATION OR QUALIFICATION OF SECURITIES FOR SALE.

                              WARRANT TO PURCHASE

                         UP TO _______ COMMON SHARES OF

                             BERGER HOLDINGS, LTD.

Void after 5:30 p.m. Eastern Time on the Expiration Date (as hereinafter defined).

    This is to certify that, FOR VALUE RECEIVED, _____________________________, a _______ corporation or registered assigns (hereinafter referred to as the "Holder"), is entitled to purchase, subject to the terms and conditions hereof, from Berger Holdings, Ltd., a Pennsylvania corporation (the "Company"), __________________ (__________) shares of common stock, par value $.01 per share, of the Company (the "Common Shares") at any time during the period commencing on the date hereof and ending at 5:30 p.m. on the Expiration Date at an exercise price of __________ ($____) per Common Share. This document shall constitute the Warrant Certificate referred to below. The number of Common Shares purchasable upon exercise of this Warrant and the exercise price per share shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below.

    The Common Shares or any other shares or other units of stock or other securities or property, or any combination thereof receivable upon exercise of this Warrant, as adjusted from time to time, are sometimes referred to hereinafter as "Exercise Shares."

The exercise price per share as from time to time in effect is referred to hereinafter as the "Exercise Price."

1.  Exercise of Warrant; Issuance of Exercise Shares.

    (a) Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time until and including the Expiration Date upon surrender on any business day to the Company at its principal office, together with: (i) a completed and executed Notice of Warrant Exercise in the form set forth in Appendix A hereto and made a part hereof and (ii) payment of the full Exercise Price for the amount of Exercise Shares set forth in the Notice of Warrant Exercise, in lawful money of the United States of America in cash or by certified check or cashier's check, made payable to the order of the Company.

    In the event that this Warrant shall be duly exercised in part prior to the Expiration Date, the Company shall issue a new Warrant or Warrants of like tenor evidencing the rights of the Holder thereof to purchase the balance of the Exercise Shares purchasable under the Warrant so surrendered that shall not have been purchased.

    No adjustments shall be made for any cash dividends on Exercise Shares issuable upon exercise of the Warrant. The Company shall cancel Warrant Certificates surrendered upon exercise thereof.

    (b) Issuance of Exercise Shares; Delivery of Warrant Certificate. The Company shall, within ten (10) business days, or as soon thereafter as is practicable, of the exercise of this Warrant, issue in the name of and cause to be delivered to the Holder (or such other person or persons, if any, as the Holder shall have designated in the Notice of Warrant Exercise) one or more Warrant Certificates representing the Exercise Shares to which the Holder (or such other person or persons) shall be entitled upon such exercise under the terms hereof. Such Warrant Certificate or Certificates shall be deemed to have been issued and the Holder (or such other person or persons so designated) shall be deemed to have become the record holder of the Exercise Shares as of the date of the due exercise of this Warrant.

    (c) Exercise Shares Fully Paid and Non-Assessable. The Company agrees and covenants that all Exercise Shares issuable upon the due exercise of the Warrant represented by this Warrant Certificate will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable.

    (d) Reservation of Exercise Shares. At the time of or before taking any action which would cause an adjustment pursuant to Paragraph 7 hereof increasing the number of shares of capital stock constituting the Exercise Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company have remaining, after such adjustment, a number of shares of such capital stock unissued and unreserved for other purposes sufficient to permit the exercise of all the then outstanding Warrants of like tenor immediately after such adjustment; the Company will also from time to time take action to increase the authorized amount of its capital stock constituting the Exercise Shares if at any time the number of shares of capital stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of the Warrants then outstanding. The Company will at all times reserve and keep available, out of the aggregate of its authorized but unissued shares of capital stock, for the purpose of enabling it to satisfy any obligation to issue Exercise Shares upon exercise of Warrants, through the Expiration Date, the number of Exercise Shares deliverable upon the full exercise of this Warrant and all other Warrants of like tenor then outstanding.

    (e) Fractional Shares. The Company shall not be required to issue fractional shares of capital stock upon the exercise of this Warrant or to deliver Warrant Certificates which evidence fractional shares of capital stock. In the event that any fraction of an Exercise Share would, except for the provisions of this Subparagraph (e), be issuable upon the exercise of this Warrant, the Company may, at its option, issue such fractional share or pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the then Current Market Value of the Exercise Share. For purposes of this Subparagraph
(e), the Current Market Value shall be determined as follows:

                   (i) if the Exercise Shares are traded in the over-the-counter market, and not on a national securities exchange or in the NASDAQ National Market System, the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, for the thirty (30) trading days prior to the date on which this Warrant is exercised, or, if not so reported, the average of the closing bid and asked prices for an Exercise Share for the thirty (30) trading days prior to the date on which this Warrant is exercised, as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose.

                   (ii) if the Exercise Shares are listed or traded on a national securities exchange or in the NASDAQ National Market System, the average closing prices on the principal national securities exchange on which they are so listed or traded or in the NASDAQ National Market System, as the case may be, for the thirty (30) trading days prior to the date of the exercise of this Warrant. The closing price referred to in this clause (ii) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Exercise Shares are then listed or in the NASDAQ National Market System for the thirty (30) trading days prior to the date on which this Warrant is exercised; or

                   (iii) if no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed by the Board of Directors of the Company.

2. Expiration Date. The Expiration Date shall be the first anniversary of the date that a registration statement, filed pursuant to Section 9 hereof, registering the resale of the Exercise Shares is declared effective by the Securities and Exchange Commission.

3. Payment of Taxes. The Company shall not be responsible to pay any documentary stamp taxes, if any, attributable to the initial issuance of Exercise Shares upon the exercise of this Warrant; and, in addition, the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant or any certificates for Exercise Shares in a name other than that of the Holder of a Warrant surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

4. Mutilated or Missing Warrant Certificates. In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate or Warrant Certificates of like tenor and in the same aggregate denomination, but only (i) in the case of loss, theft or destruction, upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity or bond, if requested, also satisfactory to them and (ii) in the case of mutilation, upon surrender of the mutilated Warrant Certificate. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or its counsel may prescribe.

5. Rights of Holder. The Holder shall not, by virtue of anything contained in this Warrant Certificate or otherwise, be entitled to any right whatsoever, either in law or equity, of a shareholder of the Company, including without limitation, the right to receive dividends or to vote, consent or receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

6. Registration of Transfers and Exchanges. The Warrant shall be transferable, subject to the provisions of Paragraph 8 hereof, only upon the books of the Company, if any, to be maintained by it for that purpose, upon surrender of the Warrant Certificate to the Company at its principal office or such other location as the Company may from time to time designate accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the

Company and duly executed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Upon any such registration of such transfer, a new Warrant shall be issued to the transferee named in such instrument of transfer, and the surrendered Warrant shall be canceled by the Company.

    Any Warrant Certificate may be exchanged, at the option of the Holders thereof and without charge, when surrendered to the Company at its principal office, or at the office of its transfer agent, if any, for another Warrant Certificate or Certificates of like tenor and representing in the aggregate the right to purchase from the Company a like number and kind of Exercise Shares as the Warrant Certificate so surrendered for exchange or transfer, and the Warrant Certificate so surrendered shall be canceled by the Company or transfer agent, as the case may be.

7. Adjustment of Exercise Shares and Exercise Price. The Exercise Price and the number and kind of Exercise Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as hereinafter provided. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

    (a) In the event the Company shall (i) pay a dividend or make a distribution on its Common Shares in Common Shares, (ii) subdivide or classify its outstanding Common Shares into a greater number of shares, or (iii) combine or reclassify its outstanding Common Shares into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionally adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. By way of example, if the Company declares a two (2) for one
(1) share dividend or share split and the Exercise Price immediately prior to such event was One Dollar ($1.00) per share, the adjusted Exercise Price immediately after such event would be Fifty Cents ($.50) per share and the Holder would be entitled to purchase Three Hundred Thousand (300,000) shares at such an adjusted Exercise Price. Such adjustment shall be made successively whenever any event listed above shall occur.

    (b) Whenever the Exercise Price payable upon exercise of each warrant is adjusted pursuant to Subparagraph (a) above, the number of Exercise Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Exercise Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

    (c) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($.01) in such price; provided, however, that any adjustments which by reason of this Subparagraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Paragraph 6 shall be made to the nearest one-half of a cent or to the nearest one-hundredth of a share, as the case may be.

    (d) If the Company at any time merges or consolidates with or into any other corporation or enters into a similar transaction (other than a merger in which the Company is the surviving corporation and in connection with which there is no reclassification or other change in Common Shares or other securities of the Company or any issuance of stock, securities or property to the holders of its outstanding Common Shares), then, the Company shall notify such Holder of any such event and, effective upon the record or other date of determination of persons affected by such merger, consolidation or similar transaction, the Exercise Shares shall include the kind and amount of securities, cash and property that would have been held by the Holder if on such determination date the Holder had been the holder of record of the securities, cash and properties issuable upon exercise of the Warrant on such determination date (or the right thereto prior to the effective date thereof). In the event of any merger, consolidation or similar transaction referred to above in this Subparagraph (d), the Company shall, and shall cause any successor corporation as a condition precedent to such transaction to, execute and deliver to each Holder a new Warrant (i) providing that the owner of such Warrant, upon any exercise thereof, shall have the right to purchase the Exercise Shares adjusted as described above, and (ii) containing provisions for subsequent adjustments in a manner and on terms as nearly equivalent as may be practicable to the adjustments provided for in this Subparagraph.

    (e) Whenever an adjustment is required as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Exercise Shares issuable upon the exercise of each Warrant or the number of warrants to be issued to be mailed to the Holders, at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Paragraph 7, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

    (f) In the event that, at any time, as a result of an adjustment made pursuant to the provisions, the Holder of this Warrant thereafter shall become entitled to receive any Exercise Shares of the Company, other than Common Shares, thereafter the number of such other shares so receivable upon exercise of this warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Subparagraphs (a) to (e), inclusive above.

    (g) Irrespective of any adjustments in the Exercise Price or the number or kind of Exercise Shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

    (h) Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its share transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and other adjustments determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional Common Shares, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder.

8. Restrictions on Transferability: Restrictive Legend. Neither this Warrant nor the Exercise Shares shall be transferable except in accordance with the provisions of this paragraph.

    (a) Restrictions on Transfer: Indemnification. Neither this Warrant nor any Exercise Share may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), unless (i) such security has been registered for sale under the 1933 Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the 1933 Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel, satisfactory to the Company as to its Issuer, form and contents, that the proposed sale or other disposition of such securities may be effected without registration under the 1933 Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale.

    The Holder agrees to indemnify and hold harmless the Company against any loss, damage, claim or liability arising from the disposition of this Warrant or any Exercise Share held by such holder or any interest therein in violation of the provisions of this Paragraph 8.

    (b) Restrictive Legends. Unless and until otherwise permitted by this Paragraph 8, this Warrant Certificate, each Warrant Certificate issued to the Holder or to any transferee or assignee of this Warrant, and each certificate representing Exercise Shares issued upon exercise of this Warrant or to any transferee of the person to whom the Exercise Shares were issued, shall bear a legend setting forth the requirements of Subparagraph (a) of this Paragraph 8, together with such other legend or legends as may otherwise be deemed necessary or appropriate by counsel to the Company.

    (c) Notice of Proposed Transfers. Prior to any transfer, offer to transfer or attempted transfer of this Warrant or any Exercise Share, the holder of such security shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall (x) describe the manner and circumstances of the proposed transfer in sufficient detail, and shall contain an undertaking by the person giving such notice to furnish such other information as may be required, to enable counsel to render the opinions referred to below, and shall (y) designate the counsel for the person giving such notice, such counsel to be satisfactory to the Company. The person giving such notice shall submit a copy thereof to the counsel designated in such notice and the Company shall submit a copy thereof to its counsel, and the following provisions shall apply:

                   (i) If, in the opinion of each such counsel, the proposed transfer of this Warrant or Exercise Share, as appropriate, may be effected without registration of such security under the 1933 Act, the Company shall, as promptly as practicable, so notify the holder of such security and such holder shall thereupon be entitled to transfer such security in accordance with the terms of the notice delivered by such holder to the Company. Each certificate evidencing the securities thus to be transferred (and each certificate evidencing any untransferred balance of the securities evidenced by such certificate shall bear the restrictive legends referred to in Subparagraph (b) above, unless in the opinion of each such counsel such legend is not required in order to insure compliance with the 1933 Act.

                   (ii) If, in the opinion of either of such counsel, the proposed transfer of securities may not be effected without registration under the 1933 Act, the Company shall, as promptly as practicable, so notify the holder thereof. However, the Company shall have no obligation to register such securities under the 1933 Act, except as otherwise provided herein.

    The holder of the securities giving the notice under this Subparagraph (c) shall not be entitled to transfer any of the securities until receipt of notice from the Company under Subparagraph (i) of this Subparagraph (c) or the registration of such securities under the 1933 Act has become effective.

    (d) Removal of Legends. The Company shall, at the request of any registered holder of a warrant or Exercise Share, exchange the certificate representing such security for a certificate representing the same security not bearing the restrictive legend required by Subparagraph (b) if, in the opinion of counsel to the Company, such restrictive legend is no longer necessary.

9.  Registration Rights.

    (a) Required Registration.

           (i) As soon as practicable after issuance of this Warrant, the Company shall register the shares of restricted stock underlying this Warrant (the "Restricted Stock") under the 1933 Act for public sale in open market transactions.

           (ii) The Company shall be entitled to include in any Registration Statement referred to in subparagraph (a)(i) of this Paragraph 9, Common Shares to be sold by other shareholders of the Company.

           (iii) The Company's obligation in Subparagraph (i) above extends only to the use of all reasonable efforts to register such shares pursuant to a Registration statement. The Company shall have no obligation whatsoever to indemnify or hold harmless the Holder in connection with the sale of Restricted Stock. Furthermore, the Holder hereby agrees, as a condition precedent to such registration, to provide the Company with a certificate or certificates evidencing compliance with the 1933 Act and all applicable rules and regulations thereunder.

    (b) Registration Procedures. In connection with the Company's obligations under subparagraph (a) hereof to effect the registration of the Restricted Stock under the 1933 Act, the Company will use all reasonable efforts to:

           (i) prepare and file with the Commission a Registration Statement with respect to such securities and use its reasonable efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby or as required under the 1933 Act, but in no event shall the Company be obligated to cause any Registration Statement to remain effective beyond the period ending two years from the date of issuance of this Warrant;

           (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Subparagraph (i) above and as comply with the provisions of the 1933 Act;

           (iii) furnish to the Holder such number of copies of the Registration Statement and the prospectus included therein as the Holder may reasonably request in order to facilitate the sale of the Restricted Stock covered by such Registration Statement;

           (iv) use its reasonable efforts to register or qualify the Restricted Stock covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Holder shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

           (v) immediately notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing;

           (vi) make available for inspection by the Holder and any attorney, accountant or other agent retained by the Holder all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Holder in connection with such Registration Statement; and

           (vii) if the Common Shares of the Company are listed on any securities exchange or automated quotation system, the Company shall use its best efforts to list (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable) the Restricted Stock covered by such Registration Statement on such exchange or automated quotation system.

    (d) Expenses.

           (i) For the purposes of this Subparagraph (d) of this Paragraph 9, the term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with paragraph (a) of this Paragraph 9, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company (other than the expenses of any special audit as described below), fees of the National Association of Securities Dealers, Inc. ("NASD"), fees and expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and registrars. The term "Selling Expenses" shall mean: all underwriting discounts and selling commissions applicable to the sale of Restricted Stock; the cost of any special (i.e., other than fiscal year-end) audit required by the 1933 Act as a result of the Company's obligation to maintain the effectiveness of the Registration Statement, and any fees and expenses of compliance with Blue Sky laws.

           (ii) The Company will pay all Registration Expenses in connection with the Registration Statement filed pursuant to Subparagraph 9(a). The Holder shall pay all Selling Expenses in connection with such registration.

    (e) Miscellaneous Provisions.

           (i) In connection with the registration hereunder, as a condition precedent to including the Holder's Restricted Stock in the Registration Statement, the Holder will furnish to the Company in writing such information with respect to it and the securities held by it and the proposed distribution by it as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws. The Holder also hereby agrees to promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing.

           (ii) In connection with the registration pursuant to this Paragraph 9, the Holder will not effect sales thereof until notified in writing by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus. At the end of the period during which the Company is obligated to keep the Registration Statement current, the Holder shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and the Holder shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

10. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant Certificate without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the Holder.

11. Successors and Assigns. This Warrant shall inure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Holder and the Company.

                                      -11

12. Severability. If, for any reason, any provision, paragraph or term of this Warrant Certificate is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Warrant shall be deemed to be severable.

13. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of said State.

14. Headings. Paragraph and subparagraph headings are included herein for convenience of reference only and shall not affect the construction of this Warrant Certificate nor constitute a part of this Warrant Certificate for any other purpose.

    IN WITNESS WHEREOF, the Company has caused these presents to be duly executed as of the ______ day of __________, 1995.


                                              BERGER HOLDINGS, LTD.

                                              BY:__________________
                                                 Executive Officer

                                   APPENDIX A

                           NOTICE OF WARRANT EXERCISE

To: Berger Holdings, Ltd.

    The undersigned, the holder of the within Warrant, hereby irrevocably exercises its purchase rights under the Warrant to purchase ________________ Common Shares of Berger Holdings, Ltd., and herewith makes payment of $__________________________ ____________________ Dollars and _______________
Cents) in lawful money of the United States, all at the Exercise Price and on the terms and conditions specified in the within Warrant. If such number of shares shall not be all of the shares purchasable under the within Warrant, please issue a new Warrant Certificate for the balance of the remaining shares purchasable under the within Warrant and deliver such new certificates to the undersigned at the address stated below.

    The undersigned directs that a certificate representing the Common Shares or other securities issuable upon the exercise of the within Warrant pursuant to this Notice be issued in the name of and at the address specified below and delivered thereto as follows:

Dated:_____________________________


______________________________________________________________________________
                              (Signature of Owner)

______________________________________________________________________________
                                (Street Address)


______________________________________________________________________________
      (City              (State)             (Zip Code)


Shares to be issued to:


___________________________
Taxpayer Identification No.


Name___________________________________________________________

Street Address___________________________________________________

City, State and Zip Code______________________________________

                                      -13-
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                                ASSIGNMENT FORM


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:



Name_______________________________________________________


                         (the "Assignee")

           (Please type or print in block letters)


Address__________________________________________________________


_________________________________________________________________


the right to purchase Common Shares represented by this Warrant to the extent which such right is exercisable and does hereby irrevocably constitute and appoint the Assignee as the attorney of the undersigned, to transfer the same on the books of the Company with full power of substitution in the premises.


Dated:_____________________________________________, 19____

Print Name:_________________________________________________


____________________________________________________________
Signature


                                      -14-

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